EXHIBIT 10.7

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN

THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

Entrustment Technical Service Agreement

This Entrustment Technical Service Agreement (this “Agreement”) is made by and between the following two parties on February 27, 2020 in Beijing:

Party A: Yubo International Biotech (Beijing) Limited

Address: Building 5, Yard 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Jun Wang

Party B: Beijing Zhenhuikang Biotechnology Co., Ltd.

Address: Room 202, 2/F, Building 23, No. 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Yulin Cao

Party A and Party B shall be referred to individually as a “Party” and collectively as the “Parties”.

According to relevant laws and regulations of the People’s Republic of China, and adhering to the principle of equality and mutual benefits, the two parties enter into this Agreement through friendly consultation for, intending to be legally bound by.

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1. Entrusted Matters

To bring into full play the resources and technical advantages of the Parties, Party B accepts Party A’s entrustment and provides Party A with the following technical services:

1.	Customized service for endometrial stem cell harvesting package;

2.	Endometrial stem cell preparation and management of exclusive endometrial stem cell bank (public bank);

3.	Technical services for endometrial stem cell application preparation.

2. Entrustment Fees and Payment Method

1.

Customized service for endometrial stem cell harvesting package: RMB718 for each set. Customized period is 30 working days. First order is 300 sets and each order no less than 200 sets thereafter. Within [3] business days after Party A provides Party B with a reserved order, Party A shall prepay 70% of the total price of the sampling package. The remaining 30% of the total price of the sampling package shall be paid off before shipment. The delivery date by Party B shall be no later than [30] business days after Party A provides the reserved order. In case of any quality problem with the sampling package provided by Party B, it shall be returned and replaced unconditionally as required by Party A. In case of repeated collection is required due to Party B’s cause, Party B shall bear the expenses of repeated collection; Party A shall bear the expenses related thereto if such repeated collection is not caused by Party B.

2.

Entrusted cell preparation and public library management expenses: mainly used for endometrial stem cell preparation and public library management expenses: mainly used for endometrial stem cell preparation expenses for each person and public library management expenses (Note: standard for public library cell storage is P2 generation, qualified donor cells are 100 million cells in total and stored in 10 frozen storage tubes). The total settlement price of sample preparation fee for each person and 5-year public library management fee is RMB9,282 (of which the sample preparation cost is RMB8,282, and public library management fee is RMB200/year). All samples shall be prepaid, meaning that Party B shall receive the samples and start the preparation after receiving the full payment amount. When the market price cost fluctuates, both parties shall timely negotiate to adjust the preparation cost. After 5 years, the whole shall be handed over to Party A for management.

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3.

Preparation expenses of endometrial stem cell application: if the seed cells are needed to be extracted from public library and expanded into working cell (P2-P5), the expansion expense standard is: RMB3,500/1x10 * 7 cells; the scheduled expansion period shall be no less than 15 working days and the expansion shall be started after being paid in full amount in advance. Once the expansion is started or the cells are abandoned for reasons attributable to Party A, the expenses shall not be refunded.

Bank account information of Party B:

Account Name: Beijing Zhenhuikang Biotechnology Co., Ltd.

Bank: Beijing West Railway Sub-branch of China Merchants Bank Co., Ltd.

Account Number: [******************]

If Party B changes the bank account or other receiving information, Party B shall immediately inform Party A.

3. Rights and obligations between the parties

1.

Party A shall be responsible for providing endometrial blood samples and shall have the right to fetch and dispose of such samples and prepare stem cells from the samples at any time. The ownership of the endometrial blood samples and stem cells prepared and stored by Party B shall not be transferred as a result of this Agreement.

2.	Party A has the right to determine whether or not to continue to perform this Agreement in light of the work status of Party B and to pay the commission fees.

3.

Party B warrants that it is a legally existing entity and has obtained the necessary qualifications and licenses to engage in all the matters entrusted hereunder. Party B warrants that all actions taken during the performance of this Agreement are in compliance with laws, regulations, rules, industry norms and ethics.

4.

Party B shall conscientiously, prudently and properly complete the preparation and storage of endometrial stem cells as well as the establishment and maintenance of exclusive endometrial stem cell banks.

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5.	Party B shall assist Party A with work in relation to the entrusted matters, such as collecting and transportation of endometrial blood samples.

6.	Without Party A’s prior written permission, Party B shall not entrust the preparation, storage of stem cells and relevant matters hereunder to a third party.

4. Default liability

1.

Either party’s breach of any provisions herein or failure to perform its obligations hereunder shall constitute a default, which shall entitle the non-defaulting party to request the defaulting party to immediately terminate such default or rectify such default with a reasonable period of time and to request the defaulting party to indemnify for the actual damages and costs caused of the non-defaulting party due to the default behavior.

2.

If any party conducts any material breach of any agreement made under this Agreement, or fails to substantially perform its obligations under this Agreement, and fails to rectify or remedy such default with a reasonable period of time or within seven (7) days of non-defaulting party’s written notice requesting for such rectification or remedy, the non-defaulting party has the right to terminate this Agreement immediately with a written notice and request the defaulting party to fully compensate all damages of the non-defaulting party.

5. Dispute Resolution

Any disputes in connection with the performance of this Agreement shall be settled by both parties through friendly negotiation. If such consultation fails, either Party may file a lawsuit in a people’s court in the locality of Party A.

6. Confidentiality

Without Party A’s prior written consent, Party B shall not disclose, transfer or permit any third party to disclose, use or transfer the contents of this Agreement, information exchanged for the purpose of drafting this Agreement, and any data, file, information and reports learned, obtained or produced during the performance of this Agreement (collectively, the “Confidential Information”). Party B may disclose the Confidential Information only to its appropriately qualified employees, provided that such disclosure is necessary for Party B to perform its obligations hereunder and cause such employees to agree to assume the same or stricter confidentiality obligations as those contained hereunder. If any disclosure of the Confidential Information is caused by the personnel of Party B, it shall be deemed as the disclosure of Confidential Information by Party B, for which Party B shall be responsible for compensation. The confidentiality obligations set forth in this Article shall survive the termination of this Agreement.

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7. Miscellaneous

1.	For matters that are not covered herein, the two parties shall negotiate separately and the supplementary agreement shall be equally valid with this Agreement.

2.	This Agreement shall become effective upon being signed and sealed by both parties.

3.	This Agreement contains two original copies; these copies are held by both parties. Both the signed copies of this Agreement are legally valid.

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This page is the signature page to the Entrustment Technical Service Agreement.

Party A: Yubo International Biotech (Beijing) Limited (Seal)

Legal Representative: Wang Jun

Party B: Beijing Zhenhuikang Biotechnology Co., Ltd. (Seal)

Legal Representative:

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Supplementary Agreement of Entrustment Technical Service

Agreement for Endometrial Stem Cell Project

Party A: Yubo International Biotech (Beijing) Limited

Address: Building 5, Yard 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Jun Wang

Party B: Beijing Zhenhuikang Biotechnology Co., Ltd.

Address: Room 202, 2/F, Building 23, No. 31, Xishiku Street, Xicheng District, Beijing

Legal Representative: Yulin Cao

1.

According to the market demand of Party A, both parties agreed to adjust the original special collection package through communication. Due to the change in the price of consumables, Party A and Party B agreed to change the service content “customized service of endometrial stem cell collection kit” in Article 2 “entrustment fee and payment method” signed on February 27, 2020 from 718 yuan per set to 666 yuan per set.

2.	Other contents in the original Entrustment Technical Service Agreement shall remain unchanged.

3.	This supplementary agreement has the same legal effect as the original entrustment technical service agreement.

4.	This agreement is made in two copies, one for each party, with the same legal effect.

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This page is the signature page to the Entrustment Technical Service Agreement.

Party A: Yubo International Biotech (Beijing) Limited (Seal)

Legal Representative: Wang Jun

2020.07.02

Party B: Beijing Zhenhuikang Biotechnology Co., Ltd. (Seal)

Legal Representative: Bai Zhihui

2020.07.02

Signature Page to Entrustment Technical Service Agreement

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